SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
October 24, 2006
Agere Systems Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-16397	22-3746606
(Commission File Number)	(IRS Employer Identification No.)

1110 American Parkway NE	18109
Allentown, Pennsylvania	(Zip Code)
(Address of principal executive offices)
(610) 712-1000
(Registrant’s Telephone Number)
      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.
      On October 24, 2006, the Compensation Committee of our Board of Directors awarded bonuses for fiscal 2006 to members of our leadership team. The bonus amounts for the individuals we expect to list in the Summary Compensation Table in the proxy statement for our 2007 annual meeting are shown in the following table.

Fiscal 2006 Bonus
Name	($)
Richard L. Clemmer, President and Chief Executive Officer	425,000
Peter Kelly, Executive Vice President and Chief Financial Officer	120,000
Andrew Micallef, Executive Vice President, Global Operations	90,000
Jean F. Rankin, Executive Vice President, General Counsel and Secretary	96,000
Ruediger Stroh, Executive Vice President and General Manager, Storage Division	120,000
Denis P. Regimbal, Executive Vice President and General Manager, Mobility Division	110,000
Samir Samhouri, Executive Vice President and General Manager, Networking Division	120,000
      Each of these individuals will receive their bonus on December 1, 2006. The amount of Mr. Clemmer’s bonus was provided for in his employment agreement. The amounts of the other bonuses reflect the company’s level of achievement of revenue and non-GAAP operating margin targets for fiscal 2006 and in some cases were adjusted to take into account individual performance.
      The Compensation Committee also raised Mr. Samhouri’s base salary from $250,000 per year to $300,000 per year, effective November 1, 2006.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGERE SYSTEMS INC.

Date: October 30, 2006	By:	/s/ Peter Kelly
		Name:	Peter Kelly
		Title:	Executive Vice President and Chief Financial Officer